                                                                    EXHIBIT 10.1

                          SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement (the "Agreement") is made as of November 21, 2002, by and between __________________ ("Purchaser"), and NeoTherapeutics, Inc. ("Company"), whereby the parties agree as follows:

     The Purchaser shall buy from the Company and the Company agrees to sell to the Purchaser: (i) _________ shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), at a price of $2.00 per share for an aggregate purchase price of ______________ (the "Purchase Price"), and (ii) a five-year warrant to purchase up to _________ shares of Common Stock (the "Warrant"), at an exercise price of $3.00 per share, in the form attached hereto as Exhibit A.

     The Shares and the Warrant are being issued and sold pursuant to a registration statement on Form S-3, File No. 333-53108, which registration statement has been declared effective by the Securities and Exchange Commission. The Company is delivering herewith a prospectus supplement on Form 424(b)(5) regarding the issuance and sale of the Shares and the Warrant prior to funding, a copy of which is attached hereto as Exhibit B. The Shares and Warrant are free of restrictive legends and the Shares and the shares of Common Stock issuable upon exercise of the Warrant, when issued upon exercise of the Warrant in accordance with its terms and as described in the prospectus supplement, will be free of any resale restrictions.

     The Purchaser hereby represents that for a period of three (3) months prior to the date of this Agreement, neither Purchaser nor any of its affiliates nor any entity managed by, or whose investment decisions are directed by, Purchaser or any of Purchasers affiliates, has granted any option to purchase or acquired any rights to dispose of for value, any shares of Common Stock or any securities convertible into, or exchangeable for, any shares of Common Stock, or entered into any swap, short sale, hedge, agreement to sell or other agreement that transfers, in whole or in part, the economic risk of ownership of any shares of Common Stock.

     Prior to the close of business on the date hereof:

     1. The Purchaser shall wire the Purchase Price to the Company to the account set forth below.

           Company Wire Transfer Instructions:
           -----------------------------------
           -----------------------------------
           -----------------------------------

     2. The Company shall (A) deliver a facsimile copy of the Warrant to the Purchaser at the address for notices set forth below, with the original Warrant to be delivered to such address on the next following business day, and (B) cause its transfer agent to transmit the Shares electronically to the Purchaser by crediting the account set forth below through the Deposit Withdrawal Agent Commission system.

                  Purchaser DWAC Instructions:

                  DTC No. ________
                  Account No. __________
                  Account Name:  _____________________

     Notices to the Company shall be delivered to:

     NeoTherapeutics, Inc.
     Attention: John McManus
     Vice President Finance and Strategic Planning
     157 Technology Drive,
     Irvine, California  92618
     Facsimile:  (949) 788-6706

     Notices to Purchaser shall be delivered to:

     -----------------------------------
     -----------------------------------
     -----------------------------------
     -----------------------------------

     Delivery of an executed copy of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed copy of this Agreement and shall be effective and enforceable as the original. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed and construed in accordance with the internal laws of the State of California without giving effect to the conflicts of law principles thereunder.

   AGREED AND ACCEPTED, as of the date indicated above:

   NeoTherapeutics, Inc.



   By:    /s/ Rajesh Shrotriya
      -----------------------------------------------------------
   Name:  Rajesh Shrotriya, M.D.
        ---------------------------------------------------------
   Title:  Chief Executive Officer and President
         --------------------------------------------------------



   Purchaser Name:
                  ------------------------------------



   By:
      -----------------------------------------------------------
   Name:
        ---------------------------------------------------------
   Title:
         --------------------------------------------------------

                                    EXHIBIT A
                                    ---------

                                    EXHIBIT B
                                    ---------

                                   SCHEDULE 1

                                      Purchase
Purchaser                   Shares       Price       Warrant Shares
---------                  -------    ---------      --------------
Cranshire Capital, LP       94,000     $188,000         21,620
Luigi Lenaz, M.D.           25,000      $50,000          5,750
Rajesh Mital, M.D.         100,000     $200,000         23,000
Omicron Master Trust       100,000     $200,000         23,000
Mark Wheeler, M.D.         150,000     $300,000         34,500